Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

ATTORNEYS AT LAW

150 E, 42ND STREET, 11TH FLOOR

NEW YORK, NEW YORK 10017

TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889

www.egsllp.com

September 10, 2008

Accentia Biopharmaceuticals, Inc.

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-3, File No. 333-152148 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended. The Registration Statement covers the resale of an aggregate of up to 6,999,187shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, by the selling shareholders named in the Registration Statement. The Shares underlie the Company’s 8% Original Issue Discount Secured Convertible Debentures and warrants previously issued to and currently held by the selling shareholders.

In connection with the opinion expressed below, we have examined and relied as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Certificate of Incorporation, the amendments thereto, and the By-laws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents and instruments as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

Based on the foregoing and in reliance thereon, we are of the opinion that the Shares being sold pursuant to the Registration Statement are duly authorized and are or, as the case may be, will be, when issued in accordance with the terms of the applicable instruments, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related prospectus.

Very truly yours,

/s/ ELLENOFF GROSSMAN & SCHOLE LLP
ELLENOFF GROSSMAN & SCHOLE LLP